1 EVERCOMMERCE INC. 2021 INCENTIVE AWARD PLAN PERFORMANCE-BASED RESTRICTED STOCK UNIT GRANT NOTICE Capitalized terms not specifically defined in this Performance-Based Restricted Stock Unit Grant Notice (the “Grant Notice”) have the meanings given to them in the 2021 Incentive Award Plan (as amended from time to time, the “Plan”) of EverCommerce Inc. (the “Company”). The Company hereby grants to the participant listed below (“Participant”) the performance-based Restricted Stock Units described in this Grant Notice (the “PSUs”), subject to the terms and conditions of the Plan and the Performance-Based Restricted Stock Unit Agreement attached hereto as Exhibit A (the “Agreement”), which are incorporated into this Grant Notice by reference. Participant: Alex Goor Grant Date: Number of PSUs:1 Vesting Schedule: The PSUs shall vest as provided in Exhibit B. By Participant’s signature below or electronic acceptance or authentication in a form authorized by the Company, Participant agrees to be bound by the terms of this Grant Notice, the Plan and the Agreement. Participant has reviewed the Plan, this Grant Notice and the Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of the Plan, this Grant Notice and the Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan or relating to the PSUs. EVERCOMMERCE INC. PARTICIPANT By: By: Print Name: Print Name: Title: Address: 1 Note to Draft: Number of PSUs to be determined by dividing $3.75 million by the average closing price of the Company’s common stock on the Nasdaq Stock Market over the 30 trading days starting on and immediately following August 6, 2026.

2 EXHIBIT A TO PERFORMANCE-BASED RESTRICTED STOCK UNIT GRANT NOTICE PERFORMANCE-BASED RESTRICTED STOCK UNIT AGREEMENT Pursuant to the Grant Notice to which this Agreement is attached, the Company has granted to Participant the number of PSUs set forth in the Grant Notice. ARTICLE I. GENERAL Section 1.1 Defined Terms. Capitalized terms not specifically defined herein shall have the meanings specified in the Plan or the Grant Notice. (a) “Affiliate” means, with respect to any person, any individual or entity that is in common control with, is controlled by or controls such person, either directly or indirectly. (b) “Employment Agreement” means that certain Executive Employment Agreement by and among Participant, the Company and EverCommerce Solutions Inc., dated as of August 6, 2026. (c) “Participating Company” shall mean the Company or any of its parents or Subsidiaries. Section 1.2 Incorporation of Terms of Plan. The PSUs and the shares of Common Stock (“Stock”) to be issued to Participant hereunder (“Shares”) are subject to the terms and conditions set forth in this Agreement and the Plan, which is incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control except as otherwise expressly provided in this Agreement. Section 1.3 Consideration to the Company. In consideration of the grant of the PSUs by the Company, Participant agrees to render faithful and efficient services to any Participating Company. ARTICLE II. AWARD OF PSUS AND DIVIDEND EQUIVALENTS Section 2.1 Award of PSUs and Dividend Equivalents. (a) In consideration of Participant’s past and/or continued employment with or service to any Participating Company and for other good and valuable consideration, effective as of the grant date set forth in the Grant Notice (the “Grant Date”), the Company has granted to Participant the number of PSUs set forth in the Grant Notice, upon the terms and conditions set forth in the Grant Notice, the Plan and this Agreement, subject to adjustments as provided in Article 12 of the

3 Plan. Each PSU represents the right to receive one Share or, at the option of the Company, an amount of cash as set forth in Section 2.3(b), in either case, at the times and subject to the conditions set forth herein. However, unless and until the PSUs have vested, Participant will have no right to the payment of any Shares subject thereto. Prior to the actual delivery of any Shares, the PSUs will represent an unsecured obligation of the Company, payable only from the general assets of the Company. (b) The Company hereby grants to Participant an Award of Dividend Equivalents with respect to each PSU granted pursuant to the Grant Notice for all ordinary cash dividends which are paid to all or substantially all holders of the outstanding Shares between the Grant Date and the date when the applicable PSU is distributed or paid to Participant or is forfeited or expires. The Dividend Equivalents for each PSU shall be equal to the number of Shares or, at the option of the Company, the amount of cash, which is paid as a dividend on one share of Stock. All such Dividend Equivalents shall be subject to the same vesting, distribution or payment, adjustment and other provisions which apply to the underlying PSU to which such Dividend Equivalent relates. Section 2.2 Vesting of PSUs and Dividend Equivalents. (a) The PSUs shall vest and become non-forfeitable with respect to the applicable portion thereof in accordance with Exhibit B to the Grant Notice. (b) Except as provided in Exhibit B or the Employment Agreement, or as otherwise provided by the Administrator, in the event Participant incurs a Termination of Service, Participant shall immediately forfeit any and all PSUs and Dividend Equivalents granted under this Agreement that have not been earned and vested or do not vest on or prior to the date on which such Termination of Service occurs, and Participant’s rights in any such PSUs and Dividend Equivalents that are not so vested shall lapse and expire. Section 2.3 Distribution or Payment of PSUs. (a) Participant’s PSUs shall be distributed in Shares (either in book-entry form or otherwise) or, at the option of the Company, paid in an amount of cash as set forth in Section 2.3(b), in either case, as soon as administratively practicable following the vesting of the applicable PSU pursuant to Section 2.2, and, in any event, no later than March 15th of the calendar year following the year in which such vesting occurred (for the avoidance of doubt, this deadline is intended to comply with the “short-term deferral” exemption from Section 409A). Notwithstanding the foregoing, the Company may delay a distribution or payment in settlement of PSUs if it reasonably determines that such payment or distribution will violate federal securities laws or any other Applicable Law, provided that such distribution or payment shall be made at the earliest date at which the Company reasonably determines that the making of such distribution or payment will not cause such violation, as required by Treasury Regulation Section 1.409A-2(b)(7)(ii), and provided further that no payment or distribution shall be delayed under this Section 2.3(a) if such delay will result in a violation of Section 409A. (b) In the event that the Company elects to make payment of Participant’s PSUs in cash, the amount of cash payable with respect to each PSU shall be equal to the Fair Market Value of a Share on the day immediately preceding the applicable distribution or payment date set

4 forth in Section 2.3(a). All distributions made in Shares shall be made by the Company in the form of whole Shares unless otherwise determined by the Administrator. The Administrator shall determine whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding down. Section 2.4 Conditions to Issuance of Certificates. The Company shall not be required to issue or deliver any certificate or certificates for any Shares or to cause any Shares to be held in book-entry form prior to the fulfillment of all of the following conditions: (a) the admission of the Shares to listing on all stock exchanges on which such Shares are then listed, (b) the completion of any registration or other qualification of the Shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or other governmental regulatory body, which the Administrator shall, in its absolute discretion, deem necessary or advisable, (c) the obtaining of any approval or other clearance from any state or federal governmental agency that the Administrator shall, in its absolute discretion, determine to be necessary or advisable, and (d) the receipt of full payment of any applicable withholding tax in accordance with Section 2.5 by the Participating Company with respect to which the applicable withholding obligation arises. Section 2.5 Tax Withholding. Notwithstanding any other provision of this Agreement: (a) The Participating Companies have the authority to deduct or withhold, or require Participant to remit to the applicable Participating Company, an amount sufficient to satisfy any applicable federal, state, local and foreign taxes (including the employee portion of any FICA obligation) required by Applicable Law to be withheld with respect to any taxable event arising pursuant to this Agreement. The Participating Companies may withhold or Participant may make such payment in one or more of the forms specified below: (i) by cash or check made payable to the Participating Company with respect to which the withholding obligation arises; (ii) by the deduction of such amount from other compensation payable to Participant; (iii) with respect to any withholding taxes arising in connection with the distribution of the PSUs, with the consent of the Administrator, by requesting that the Company withhold a net number of vested shares of Stock otherwise issuable pursuant to the PSUs having a then current Fair Market Value not exceeding the amount necessary to satisfy the withholding obligation of the Participating Companies based on the maximum statutory withholding rates in Participant’s applicable jurisdictions for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such taxable income; (iv) with respect to any withholding taxes arising in connection with the distribution of the PSUs, with the consent of the Administrator, by tendering to the Company vested shares of Stock having a then current Fair Market Value not exceeding the amount necessary to satisfy the withholding obligation of the Participating Companies based on the maximum statutory withholding rates in Participant’s applicable jurisdictions for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such taxable income;

5 (v) with respect to any withholding taxes arising in connection with the distribution of the PSUs, through the delivery of a notice that Participant has placed a market sell order with a broker acceptable to the Company with respect to shares of Stock then issuable to Participant pursuant to the PSUs, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Participating Company with respect to which the withholding obligation arises in satisfaction of such withholding taxes; provided that payment of such proceeds is then made to the applicable Participating Company at such time as may be required by the Administrator, but in any event not later than the settlement of such sale; or (vi) in any combination of the foregoing. (b) With respect to any withholding taxes arising in connection with the PSUs, in the event Participant fails to provide timely payment of all sums required pursuant to Section 2.5(a), the Company shall have the right and option, but not the obligation, to treat such failure as an election by Participant to satisfy all or any portion of Participant’s required payment obligation pursuant to Section 2.5(a)(ii) or Section 2.5(a)(iii) above, or any combination of the foregoing as the Company may determine to be appropriate. The Company shall not be obligated to deliver any certificate representing shares of Stock issuable with respect to the PSUs to Participant or his or her legal representative unless and until Participant or his or her legal representative shall have paid or otherwise satisfied in full the amount of all federal, state, local and foreign taxes applicable with respect to the taxable income of Participant resulting from the vesting or settlement of the PSUs or any other taxable event related to the PSUs. (c) In the event any tax withholding obligation arising in connection with the PSUs will be satisfied under Section 2.5(a)(iii), then the Company may elect to instruct any brokerage firm determined acceptable to the Company for such purpose to sell on Participant’s behalf a whole number of shares from those shares of Stock then issuable to Participant pursuant to the PSUs as the Company determines to be appropriate to generate cash proceeds sufficient to satisfy the tax withholding obligation and to remit the proceeds of such sale to the Participating Company with respect to which the withholding obligation arises. Participant’s acceptance of this Award constitutes Participant’s instruction and authorization to the Company and such brokerage firm to complete the transactions described in this Section 2.5(c), including the transactions described in the previous sentence, as applicable. The Company may refuse to issue any shares of Stock in settlement of the PSUs to Participant until the foregoing tax withholding obligations are satisfied, provided that no payment shall be delayed under this Section 2.5(c) if such delay will result in a violation of Section 409A of the Code. (d) Participant is ultimately liable and responsible for all taxes owed in connection with the PSUs, regardless of any action any Participating Company takes with respect to any tax withholding obligations that arise in connection with the PSUs. No Participating Company makes any representation or undertaking regarding the treatment of any tax withholding in connection with the awarding, vesting or payment of the PSUs or the subsequent sale of Shares. The Participating Companies do not commit and are under no obligation to structure the PSUs to reduce or eliminate Participant’s tax liability. Section 2.6 Rights as Stockholder. Neither Participant nor any Person claiming under or through Participant will have any of the rights or privileges of a stockholder of the Company in

6 respect of any Shares deliverable hereunder unless and until certificates representing such Shares (which may be in book-entry form) will have been issued and recorded on the records of the Company or its transfer agents or registrars, and delivered to Participant (including through electronic delivery to a brokerage account). Except as otherwise provided herein, after such issuance, recordation and delivery, Participant will have all the rights of a stockholder of the Company with respect to such Shares, including, without limitation, the right to receipt of dividends and distributions on such Shares. ARTICLE III. RESTRICTIVE COVENANTS Section 3.1 Restrictive Covenants. In consideration of the benefits being provided to Participant pursuant to this Agreement, Participant agrees to be bound by the restrictive covenants contained in this Article III. (a) Confidentiality Obligations. During Participant’s employment with the Company and following termination of that employment for any reason, Participant will not directly or indirectly use or disclose any Confidential Information (as defined below) except in the interest of, for the benefit of, or with the prior consent of the Company, its parents, subsidiaries and Affiliates. Participant understands that Participant’s obligations of non-disclosure do not apply to information that Participant can establish by competent proof (x) arises from Participant’s general training, knowledge, skill or experience, whether gained on the job or otherwise; (y) that is readily ascertainable to the public, or (z) that Participant has a right to disclose as legally protected conduct. Nothing in this Agreement shall be construed to prohibit Participant from providing truthful information to any government agency in connection with an investigation by such agency into a suspected violation of law, subject to Section 3.1(e). The term “Confidential Information” means all information belonging to the Company or provided to the Company by a customer that is not known generally to the public or the Company’s competitors. Confidential Information includes, but is not limited to: (i) trade secrets, inventions, software code, product methodologies and specifications, information about goods, products or services under development, research, development or business plans, procedures, survey results, pricing or other financial information, confidential reports, handbooks, customer lists and contact information, information about orders from and transactions with customers, sales, marketing and acquisition strategies and plans, pricing strategies, information relating to sources of data used in goods, products and services, computer programs, computer system documentation, production manuals, operations books, educational materials, audio, visual or electronic recordings, customer communications, customer contracts, training materials, personnel information, business records, or any other materials or technical methods/processes developed, owned or controlled by the Company or any of its subsidiaries or Affiliates; (ii) information and materials provided by a customer or acquired from a customer; and (iii) information which is marked or otherwise designated or treated as confidential or proprietary by the Company or any of its subsidiaries or Affiliates, provided that a document or other material need not be labeled “Confidential” to constitute Confidential Information. The Company acknowledges and agrees that Participant shall be free to use information that is, at the time of use, generally known in the trade or industry through no breach of this Agreement by Participant.

7 (b) Non-Competition and Non-Solicitation. In consideration of the benefits being provided to Participant pursuant to this Agreement, and other good and valuable consideration, Participant agrees that the following restrictions on Participant’s activities during and after Participant’s employment are reasonable and necessary to protect the legitimate interests of the Company. (i) Non-Competition. Participant acknowledges that during Participant’s service Participant will have access to and knowledge of Confidential Information. To protect the Confidential Information, Participant agrees that during the period of Participant’s service by the Company, Participant will not, without the Company’s express written consent, engage in any other employment or business activity which is competitive with the Company, or would otherwise conflict with Participant’s obligations to the Company. In addition, to protect such Confidential Information, Participant agrees that during the Restricted Period, Participant will not directly engage in (whether as an employee, consultant, proprietor, partner, director or otherwise), or have any material ownership interest in, or participate in the operation, management or control of, any person, firm, corporation or business that competes with the Company in a “Restricted Business” in a “Restricted Territory” (as defined below), in each case involving any of the services Participant provided to the Company at any time during Participant’s employment with the Company or, with respect to the portion of the Restricted Period that follows the termination of Participant’s employment, during the last two (2) years of Participant’s employment with the Company. It is agreed that passive ownership of (i) no more than one percent (1%) of the outstanding voting stock of a publicly traded corporation, or (ii) any stock Participant presently owns will not constitute a violation of this provision. (ii) Non-Solicitation. Participant acknowledges that during Participant’s service Participant will have access to and knowledge of Confidential Information. During the Restricted Period, Participant will not (a) directly or indirectly induce any employee, independent contractor or consultant of the Company (or any person or entity who was such within the then preceding three (3) months) to terminate or negatively alter his or her relationship with the Company, (b) solicit the business of any client or customer of the Company (or any person or entity who was such within the then preceding twelve (12) months) (other than on behalf of the Company) in any manner that is competitive with the Company; or (c) induce any supplier, content provider, vendor, consultant or independent contractor of the Company (or any person or entity who was such within the then preceding six (6) months) to terminate or negatively alter his, her or its relationship with the Company. Participant shall not be deemed to have solicited an individual in violation of clause (a) above if such individual responds to an employment advertisement, web posting or other public publication regarding an open position with Participant or an entity with which Participant is associated, or is referred to Participant or an entity affiliated with Participant by a search firm absent any direct or indirect solicitation by Participant. (iii) As used in Article III of this Agreement: (a) during Participant’s employment with the Company, the term “Restricted Business” means any business conducted by the Company at any time during Participant’s employment with the Company, and with respect to the portion of the Restricted Period that follows the termination of Participant’s employment, “Restricted Business” means a business providing SaaS solutions and/or embedded payments and related solutions or services targeting small to medium size businesses in field service management, home services, wellness and mental health solutions as conducted by the Company during Participant’s

8 last two (2) years of employment with the Company, (b) during Participant’s employment with the Company, “Restricted Territory” means any state, county, or locality in the United States in which the Company conducts business and any other country, city, state, jurisdiction, or territory in which the Company does business, in each case, at any time during Participant’s employment or, with respect to the portion of the Restricted Period that follows the termination of Participant’s employment, any geographic area where Participant provided services or had a material presence or influence during Participant’s last two (2) years of employment with the Company, (c) “Restricted Period” means Participant’s employment with the Company whether full-time or part- time and for a period of one (1) year immediately following the termination of Participant’s employment, and (d) “Company” (for purposes of Article III only) shall include the Company and any parent, Affiliate, related and/or direct or indirect subsidiary thereof. (c) Non-Disparagement. Participant agrees that at no time during his or her employment by or service with any Participating Company or thereafter shall he or she make, or cause or assist any other person to make, any statement or other communication to any third party which impugns or attacks, or is otherwise critical of, in any material respect, the reputation, business or character of the Participating Companies or their respective Affiliates (including, without limitation, Providence Strategic Growth Partners L.L.C. or Silver Lake Group L.L.C.) or any of their respective directors, officers or employees; provided that Participant shall not be required to make any untruthful statement or to violate any law. The Company agrees that it shall direct the executive officers of the Participating Companies and the members of the Board, while they are employed or providing services to the Participating Companies, not to make, or cause or assist any other person to make, any statement or other communication to any third party which impugns or attacks, or is otherwise critical of, in any material respect, the reputation, business or character of Participant; provided that the foregoing shall not be violated by truthful statements, statements which would result in a violation of law or statements which the Board or executive officers of the Participating Companies reasonably deem necessary to be made for legitimate business purposes. (d) Participant acknowledges that: (a) during the course of Participant’s employment with the Company, Participant has gained and will gain knowledge of Confidential Information, including trade secrets, and access to and familiarity with the Company’s customers, employees and contractors; (b) the covenants of Article III (collectively, the “Covenants”) are essential to prevent Participant, who has critical access to and familiarity with the goodwill of the Company’s business, from misappropriating or diminishing that goodwill; (c) the scope of the Covenants is appropriate, necessary and reasonable for the protection of the Company’s retention of existing customers, protection of Confidential Information, investment in training and enhancing of Participant’s skill and experience, business, goodwill and proprietary rights; (d) the Covenants are supported by adequate consideration; and (e) the Covenants will not prevent Participant from earning a living in the event of, and after, termination of Participant’s employment with the Company, for whatever reason. Nothing herein shall be deemed to prevent Participant, after termination of Participant’s employment with the Company, from using general skills and knowledge gained while employed by the Company. (e) Whistleblower Protections and Trade Secrets. Notwithstanding anything to the contrary contained herein, nothing in this Agreement prohibits Participant from communicating with, providing information to or communicating directly with, any United States federal, state, or

9 local governmental agency, including, but not limited to, the U.S. Securities and Exchange Commission, the U.S. Commodity Futures Trading Commission, or the U.S. Department of Justice. Furthermore, in accordance with 18 U.S.C. § 1833, notwithstanding anything to the contrary in this Agreement: (i) Participant shall not be in breach of this Agreement, and shall not be held criminally or civilly liable under any federal or state trade secret law (A) for the disclosure of a trade secret that is made in confidence to a federal, state, or local government official or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or (B) for the disclosure of a trade secret that is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal; and (ii) if Participant files a lawsuit for retaliation by the Company for reporting a suspected violation of law, Participant may disclose the trade secret to Participant’s attorney, and may use the trade secret information in the court proceeding, if Participant files any document containing the trade secret under seal, and does not disclose the trade secret, except pursuant to court order. (f) Acknowledgements. Participant acknowledges that (1) the Company provided Participant written notice of the requirement to sign this Agreement and a copy of the Agreement to review at least fourteen (14) days before the Grant Date, (2) that Participant has been and is hereby advised of his right to consult an attorney before signing this Agreement, and (3) Participant has carefully read this Agreement and understands and agrees to all of the provisions in this Agreement. Participant represents and warrants that Participant was an individual represented by counsel in the negotiation of this Agreement, including, without limitation, Article III. ARTICLE IV. OTHER PROVISIONS Section 4.1 Administration. The Administrator shall have the power to interpret the Plan, the Grant Notice and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan, the Grant Notice and this Agreement as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Administrator will be final and binding upon Participant, the Company and all other interested Persons. To the extent allowable pursuant to Applicable Law, no member of the Committee or the Board will be personally liable for any action, determination or interpretation made with respect to the Plan, the Grant Notice or this Agreement. Section 4.2 PSUs Not Transferable. The PSUs may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution, unless and until the Shares underlying the PSUs have been issued, and all restrictions applicable to such Shares have lapsed. No PSUs or any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.

10 Section 4.3 Adjustments. The Administrator may accelerate the vesting of all or a portion of the PSUs in such circumstances as it, in its sole discretion, may determine. Participant acknowledges that the PSUs and the Shares subject to the PSUs are subject to adjustment, modification and termination in certain events as provided in this Agreement and the Plan, including Section 12.2 of the Plan. Section 4.4 Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at the Company’s principal office, and any notice to be given to Participant shall be addressed to Participant at Participant’s last address reflected on the Company’s records. By a notice given pursuant to this Section 4.4, either party may hereafter designate a different address for notices to be given to that party. Any notice shall be deemed duly given when sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service. Section 4.5 Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement. Section 4.6 Governing Law. The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws. Section 4.7 Conformity to Securities Laws. Participant acknowledges that the Plan, the Grant Notice and this Agreement are intended to conform to the extent necessary with all Applicable Laws, including, without limitation, the provisions of the Securities Act and the Exchange Act, and any and all regulations and rules promulgated thereunder by the Securities and Exchange Commission and state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the PSUs are granted, only in such a manner as to conform to Applicable Law. To the extent permitted by Applicable Law, the Plan, the Grant Notice and this Agreement shall be deemed amended to the extent necessary to conform to Applicable Law. Section 4.8 Amendment, Suspension and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator or the Board, provided that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely affect the PSUs in any material way without the prior written consent of Participant. Section 4.9 Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth in Section 4.2 and the Plan, this Agreement shall be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto. Section 4.10 Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange

11 Act, the Plan, the PSUs (including PSUs which result from the deemed reinvestment of Dividend Equivalents), the Dividend Equivalents, the Grant Notice and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule. Section 4.11 Not a Contract of Employment. Nothing in this Agreement or in the Plan shall confer upon Participant any right to continue to serve as an employee or other service provider of any Participating Company or shall interfere with or restrict in any way the rights of any Participating Company, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, with or without cause, except to the extent (a) expressly provided otherwise in a written agreement between a Participating Company and Participant or (b) where such provisions are not consistent with applicable foreign or local laws, in which case such applicable foreign or local laws shall control. Section 4.12 Entire Agreement. The Plan, the Grant Notice and this Agreement (including any exhibit hereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings, notices, communications and agreements of the Company and Participant with respect to the subject matter hereof. Section 4.13 Section 409A. This Award is not intended to constitute “nonqualified deferred compensation” within the meaning of Section 409A. However, notwithstanding any other provision of the Plan, the Grant Notice or this Agreement, if at any time the Administrator determines that this Award (or any portion thereof) may be subject to Section 409A, the Administrator shall have the right in its sole discretion (without any obligation to do so or to indemnify Participant or any other Person for failure to do so) to adopt such amendments to the Plan, the Grant Notice or this Agreement, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Administrator determines are necessary or appropriate for this Award either to be exempt from the application of Section 409A or to comply with the requirements of Section 409A. The Company shall have no liability in the event the Award fails to qualify for an exemption from or comply with the requirements of Section 409A. Section 4.14 Agreement Severable. In the event that any provision of the Grant Notice or this Agreement is held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of the Grant Notice or this Agreement. Section 4.15 Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. Participant shall have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the PSUs and Dividend Equivalents.

12 Section 4.16 Counterparts. The Grant Notice may be executed in one or more counterparts, including by way of any electronic signature, subject to Applicable Law, each of which shall be deemed an original and all of which together shall constitute one instrument. Section 4.17 Broker-Assisted Sales. In the event of any broker-assisted sale of shares of Stock in connection with the payment of withholding taxes as provided in Section 2.5(a)(iii) or Section 2.5(a)(v): (a) any shares of Stock to be sold through a broker-assisted sale will be sold on the day the tax withholding obligation arises or as soon thereafter as practicable; (b) such shares of Stock may be sold as part of a block trade with other participants in the Plan in which all participants receive an average price; (c) Participant will be responsible for all broker’s fees and other costs of sale, and Participant agrees to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any such sale; (d) to the extent the proceeds of such sale exceed the applicable tax withholding obligation, the Company agrees to pay such excess in cash to Participant as soon as reasonably practicable; (e) Participant acknowledges that the Company or its designee is under no obligation to arrange for such sale at any particular price, and that the proceeds of any such sale may not be sufficient to satisfy the applicable tax withholding obligation; and (f) in the event the proceeds of such sale are insufficient to satisfy the applicable tax withholding obligation, Participant agrees to pay immediately upon demand to the Participating Company with respect to which the withholding obligation arises an amount in cash sufficient to satisfy any remaining portion of the applicable Participating Company’s withholding obligation.

13 Exhibit B VESTING SCHEDULE 1. Definitions. (a) “Cause” shall have the meaning given to such term in the Employment Agreement. (b) “CIC Price” shall mean the amount of cash and the fair market value of any securities or other property paid as consideration, on a per Share basis, to the Company’s stockholders (and if less than all of the Company’s stockholders’ Shares are impacted by such Change in Control, then the consideration paid, on a per Share basis, to the Company stockholders who receive consideration) in a Change in Control (or to be paid as consideration to the Company in a Change in Control instead of to Company stockholders, for example in a Change in Control pursuant to the sale of Company assets, measured on a per Share basis had such amounts been paid to the Company’s stockholders). For purposes of the preceding sentence, publicly-traded securities that are readily tradeable (“Marketable Securities”) shall be valued at the volume weighted average price of a share of such Marketable Securities on the principal exchange on which such shares are then traded for each trading day during the sixty consecutive trading days immediately following the date on which a Change in Control occurs, and shall be adjusted to reflect the share exchange ratio established in connection with such Change in Control in the discretion of the Administrator. If any such consideration consists in whole or in part of non-cash consideration other than Marketable Securities, the Administrator will determine the value of the non-cash per-Share consideration for purposes of the Agreement in its reasonable good faith discretion. (c) “Good Reason” shall have the meaning given to such term in the Employment Agreement. (d) “Measurement Date” means the earlier of (i) August 6, 2030 and (ii) the date of consummation of a Change in Control. In addition, notwithstanding the foregoing, except in the case of a Qualifying Termination (as defined below), the Administrator may elect, in its sole discretion, to designate the date of Participant’s Termination of Service as a Measurement Date for purposes of this Agreement, which election must be made within five (5) business days of such Termination of Service. If the Administrator does not so elect to designate the date of Participant’s Termination of Service as a Measurement Date, the PSUs which have already satisfied the time-vesting requirement shall remain outstanding and eligible to Vest upon the following Measurement Date. (e) “Stock Price” shall mean the volume-weighted average of the closing market prices of a Share for any 12-month consecutive trading period. For purposes of the foregoing, if there is no trading in Shares on a trading day during such

14 period, the per-Share closing price on such date shall be deemed to be the per- Share closing price on the most recent date prior to such trading date on which trading in the Shares occurred. 2. Vesting. Subject to the vesting acceleration provisions of the Employment Agreement, in order for any PSUs to become vested (“Vested”), both a “Stock Price Hurdle” and a “time-vesting” requirement must be satisfied as set forth herein. (a) Stock Price Hurdles. A percentage of the total number of PSUs subject to the Award will be considered earned, subject to the time-vesting and other terms and conditions herein, at such time as the Stock Price equals or exceeds the Stock Price Hurdle(s) set forth in the table below, which shall be determined by the Administrator in its sole discretion as of (but in no event later than 60 days following) the applicable Measurement Date: Stock Price Hurdle Percentage of PSUs Earned $10.00 0% $20.00 100% To the extent the Stock Price is between two Stock Price Hurdles set forth in the table above, the percentage of PSUs that are earned will be determined by straight-line interpolation. For the avoidance of doubt, if the Stock Price achieved exceeds the last Stock Price Hurdle, the percentage of PSUs earned and eligible to vest will remain 100% of the PSUs. Notwithstanding the foregoing, if the closing trading price of a Share is less than $10.00 per Share on the Measurement Date, the percentage of PSUs earned will be 0% (regardless of the Stock Price Hurdle achievement) and all PSUs will be forfeited and cancelled automatically. The Administrator shall determine in its sole discretion the Stock Price and whether the applicable Stock Price Hurdle(s) have been achieved. In the event of any transaction or event described in Section 12.2(a) of the Plan or an Equity Restructuring, the Stock Price Hurdles set forth above may be adjusted by the Administrator in order to reflect such event. (b) Time-Vesting. Twenty-five percent (25%) of the PSUs shall time-vest on the first anniversary of August 6, 2026 and the remainder will time-vest in twelve (12) equal quarterly installments on each quarterly anniversary thereafter such that one hundred percent (100%) of the PSUs shall be time-vested on the fourth anniversary of August 6, 2026, subject to Participant’s continued employment or service through the applicable vesting dates except as provided herein or in the Employment Agreement. Except as otherwise set forth in Section 3(b) below or in the Employment Agreement, if Participant’s Termination of Service for any reason occurs prior to the first anniversary of the Start Date, the time-vesting condition will not be deemed satisfied and the PSUs will be forfeited and cancelled automatically.

15 3. Effect of a Change in Control. (a) Notwithstanding anything to the contrary herein, in the event a Change in Control occurs prior to the fourth anniversary of the Grant Date, (i) upon the closing of such Change in Control, the Stock Price for purposes of such Measurement Date shall be deemed to be the CIC Price, (ii) the corresponding percentage of PSUs for which the applicable Stock Price Hurdle(s) have not been attained shall thereupon be forfeited automatically for no consideration, and (iii) any earned PSUs for which the applicable Stock Price Hurdle(s) have been attained, if any, shall remain eligible to become Vested in accordance with the time-vesting schedule set forth above. For the avoidance of doubt, all earned PSUs which have also satisfied the applicable time- vesting condition as of such Change in Control shall be Vested in full and will be distributed in accordance with Section 2.3 of the Agreement. (b) Notwithstanding anything to the contrary herein, if Participant incurs a Termination of Service by the Company (or its successor) without Cause or by Participant for Good Reason (a “Qualifying Termination”) on or within twelve (12) months following a Change in Control, any earned PSUs for which the applicable Stock Price Hurdle(s) have been attained, if any, but have not yet time-vested, shall become Vested in full upon the date of such termination. In addition, if Participant experiences a Qualifying Termination during the three (3) month period prior to a Change in Control, the PSUs will remain outstanding and eligible to vest through such Change in Control and be earned (as applicable) based on actual performance achievement in accordance with Section 3(a) above, with the time-vesting schedule applicable to the PSUs deemed satisfied as of such Change in Control, subject to Annex I. 4. Distribution of PSUs. Any Shares issuable with respect to the earned and Vested PSUs will be distributed to the Participant in accordance with Section 2.3 of the Agreement.

16 Annex I [ ]